EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints DENISE PORTMANN and DOUGLAS N. BIDDLE, and each of them, his or her true and lawful attorneys-in-fact and agents to sign post-effective amendments to currently effective registration statements on Forms S-8 filed by Pacific Financial Corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to remove from registration shares not yet sold under registration statements. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the post-effective amendments to the registration statements, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 24th day of March, 2015.

Signature	Title

/s/ Dennis A. Long	President, Chief Executive Officer and Director
Dennis A. Long

Executive Vice President and Chief Financial Officer
Douglas N. Biddle

/s/ Gary C. Forcum	Director, Chairman of the Board
Gary C. Forcum

/s/ Dwayne M. Carter	Director
Dwayne M. Carter

/s/ Susan C. Freese	Director
Susan C. Freese

Director
Kristi Gundersen

/s/ Edwin Ketel	Director
Edwin Ketel

/s/ Denise Portmann	Director
Denise Portmann

/s/ Randy W. Rognlin	Director
Randy W. Rognlin

Director
Randy Rust

/s/ Douglas M. Schermer	Director
Douglas M. Schermer

/s/ Daniel Tupper	Director
Daniel Tupper

Director
John Van Dijk